Coopers & Lybrand



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Trustees of Scudder State Tax Free Trust:



We consent to the inclusion in Post-Effective Amendment No. 22 to the Registration Statement of Scudder State Tax Free Trust on Form N-1A of our reports dated May 12, 1997, May 12, 1997, May 15, 1997, May 19, 1997 and May 19,
1997 on our audits of the financial statements and financial highlights of the Scudder Massachusetts Tax Free Fund, Scudder Pennsylvania Tax Free Fund, Scudder Ohio Tax Free Fund, Scudder New York Tax Free Fund, and Scudder New York Tax Free Money Fund, respectively, which reports are included in the Annual Reports to Shareholders for the period ended March 31, 1997 which are included in the Post-Effective Amendment to the Registration Statement.



We also consent to the reference to our Firm under the caption "Experts".


                                                    /s/COOPERS & LYBRAND L.L.P.
Boston, Massachusetts                                  COOPERS & LYBRAND L.L.P.
July 31, 1997